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                                                            EXHIBIT 24(b)(8)(a)

                            PARTICIPATION AGREEMENT

                                     AMONG

                             SECURIAN FUNDS TRUST,

                       ADVANTUS CAPITAL MANAGEMENT, INC.

                                      AND

                       MINNESOTA LIFE INSURANCE COMPANY

                               DATED MAY 1, 2014

THIS AGREEMENT, made and entered into as of the 1st day of May, 2014, by and among Minnesota Life Insurance Company (hereinafter "Minnesota Life"), a Minnesota corporation, on its own behalf and on behalf of each segregated asset account of Minnesota Life set forth on Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as "Account") and Securian Funds Trust, a Delaware statutory trust (hereinafter the "Trust") and Advantus Capital Management, Inc. (hereinafter the "Adviser"), a corporation organized in the State of Minnesota.

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (hereinafter collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Trust and the Adviser (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets and liabilities; and

WHEREAS, each Fund may issue its shares in one or more Classes as shown on Schedule B attached hereto; and

WHEREAS, the Trust's predecessor, Advantus Series Fund, Inc., obtained an order from the Securities and Exchange Commission granting it exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940 (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3T(b)(15) thereunder so as to permit the sale of Fund shares to both variable annuity and variable life separate accounts of both affiliated and unaffiliated life insurance companies subject to the undertakings set forth in the order (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter, the "1933 Act"); and

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WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 (hereinafter, the "Advisers Act") and any applicable state securities law; and

WHEREAS, Minnesota Life has registered or will register certain variable life insurance policies and variable annuity contracts under the 1933 Act, unless an exemption is available and each such contract or policy will provide for the allocation of net amounts received by Minnesota Life to an Account or Sub-Account for investment in the Trust and its Funds, or a designated Class thereof, as that selection may be made by a participant or contract or policy owner, as applicable under that contract or policy; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Minnesota Life, to set aside and invest assets attributable to the aforesaid Variable Insurance Products; and

WHEREAS, Minnesota Life has registered or will register each Account as a unit investment trust under the 1940 Act, unless an exemption from registration is available; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, Minnesota Life intends to purchase shares in the Funds, or a designated Class thereof, on behalf of each Account to fund certain of the aforesaid Variable Insurance Products and the Adviser is authorized to sell such shares to each Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, Minnesota Life, the Trust and the Adviser agree as follows:

                                  ARTICLE I.
                 PURCHASE AND REDEMPTION OF TRUST FUND SHARES

   1.1 For purposes of this Article I, Minnesota Life shall be the Trust's agent for receipt of purchase orders and requests for redemption relating to each Fund from each Account or Sub-Account, provided that Minnesota Life notifies the Trust of such purchase orders and requests for redemption by 10:00 a.m. Central time on the next following Business Day, as defined in
Section 1.3. The currently available Funds and Classes are as shown on Schedule B attached hereto.

   1.2 The Trust agrees to make shares of the Funds (or any Class thereof) available to the Accounts and the Sub-Accounts of such Accounts for purchase at the net asset value per share next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Fund purchase procedures on those days on which the Trust calculates its net asset value pursuant to rules of the Commission, and the Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading. Minnesota Life will transmit orders from time to time to the Trust for the purchase of shares of the Funds (or any Class thereof). The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund (or any Class thereof) to any person, or suspend or terminate the offering of shares of any Fund (or any Class thereof) if such action is required by law or by regulatory authorities having

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appropriate jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund (or any Class thereof).

   1.3 Minnesota Life shall submit payment for the purchase of shares of a Fund (or any Class thereof) on behalf of an Account or Sub-Account no later than the close of the Federal Reserve Bank, which is 6:00 p.m. Central time, on the next Business Day after the Trust receives the purchase order. Payment shall be made in federal funds transmitted by wire to the Trust. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of Minnesota Life and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission. If payment in federal funds for any purchase is not received by the Trust or its designated custodian or is received after such time, Minnesota Life shall promptly, upon written request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust as a result of transactions effected by the Trust based upon such purchase order.

   1.4 The Trust will redeem for cash any full or fractional shares of any Fund, when requested by Minnesota Life on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Fund redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Redemption with respect to a Fund will normally be paid to Minnesota Life for an Account or Sub-Account in federal funds transmitted by wire to Minnesota Life before the close of the Federal Reserve Bank, which is 6:00 p.m. Central time on the next Business Day after the receipt of the request for redemption. If payment in federal funds for any redemption request is received by Minnesota Life after such time, the Trust shall promptly upon Minnesota Life's written request, reimburse Minnesota Life for any charges, costs, fees, interest, or other expenses incurred by Minnesota Life as a result of such failure to provide redemption proceeds within the specified time. Notwithstanding the foregoing, such payment may be delayed if the Fund's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

   1.5 Payments for the purchase of shares of the Trust's Funds (or any Class thereof) by Minnesota Life under Section 1.3 and payments for the redemption of shares of the Trust's Funds under Section 1.4 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer of that Business Day.

   1.6 Issuance and transfer of the Trust's Fund shares (or any Class thereof) will be by book entry only. Stock certificates will not be issued to Minnesota Life, an Account or a Sub-Account. Fund Shares (or any Class thereof) purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

   1.7 The Trust shall furnish, on or before a distribution date, notice to Minnesota Life of any net investment income or net realized gain distributions payable on the shares (or any Class thereof) of any Fund of the Trust. Minnesota Life hereby elects to receive all such distributions as are payable on a Fund's shares (or Class) in additional shares of the Fund (or Class). The Trust shall notify Minnesota Life of the number of shares so issued as payment of such distributions.

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   1.8 The Trust shall calculate the net asset value of each Fund (or any Class thereof) on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Fund available to Minnesota Life or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Central time) and shall use reasonable efforts to make such net asset value per share available by 7:00 p.m. Central time each Business Day.

   1.9 The Trust agrees that its Fund shares (or any Class thereof) will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Mixed and Shared Funding Exemptive Order. The Trust agrees that it will not sell shares of its Funds (or any Class thereof) to any other insurance company or separate account unless an agreement containing provisions substantially the same as Section 2.4 and Articles I and V of this Agreement is in effect to govern sales. No shares of any Fund (or any Class thereof) will be sold directly to the general public. Minnesota Life agrees that it will use Trust shares only for the purposes of funding the Variable Insurance Products through the Accounts listed in Schedule A, as amended from time to time.

   1.10 Minnesota Life agrees that all net amounts available under the Variable Insurance Products referenced herein shall be invested in the Trust or in such other investment companies advised by the Adviser or its affiliates as may be mutually agreed to in writing by the parties hereto, or in Minnesota Life's general account, provided that such amounts may also be invested in an investment company other than the Trust if: (a) Minnesota Life gives the Trust and the Adviser forty-five (45) days written notice of its intention to make such other investment company available as a funding vehicle for these Variable Insurance Products; or (b) such other investment company is available as a funding vehicle for these Variable Insurance Products at the date of this Agreement.

   1.11 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and
Article IV of this Agreement.

   1.12 In the event adjustments are required to correct any material error in the computation of the net asset value of the Trust's shares (or any Class thereof), the Trust shall notify Minnesota Life as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with the Trust's then current policies on reimbursement, which the Trust represents are consistent with applicable SEC standards. If an adjustment is to be made in accordance with such policies to correct an error which has caused an Account to receive an amount different than that to which it is entitled, the Trust shall make all necessary adjustments to the number of shares owned in the Account and distribute to the Account the amount of such underpayment for credit to Minnesota Life's Contract/Policy Owners.

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                                  ARTICLE II.
                 OBLIGATIONS OF THE PARTIES; FEES AND EXPENSES

   2.1 The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares of the Funds, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares. For purposes of this Agreement, including the definition of "Trust Documents" in Section 6.2(a)(i), the term "prospectus" shall include, with respect to a Fund (or Class thereof) of the Trust, each version of the Fund's or Trust's statutory prospectus that satisfies the requirements of Section 10(a) of the 1933 Act or summary prospectus described in paragraph (b) to Rule 498 under the 1933 Act, or any supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

   2.2 At the option of Minnesota Life, the Trust or the Adviser shall either
(a) provide Minnesota Life with as many copies of portions of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Funds (or any Class thereof) as Minnesota Life shall reasonably request; or (b) provide Minnesota Life with a camera ready copy of such documents in a form suitable for printing and from which information relating to series of the Trust other than the Funds has been deleted to the extent practicable. The Trust or the Adviser shall provide Minnesota Life with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by Minnesota Life. Expenses of furnishing such documents for marketing purposes shall be borne by Minnesota Life and expenses of furnishing such documents for current contract owners invested in the Trust shall be borne by the Trust or the Adviser.

   2.3 Minnesota Life shall deliver (or arrange for delivery of) an appropriate prospectus to each prospective owner of a Variable Insurance Product ("Contract Owner") describing in all material respects the terms and features of the Variable Insurance Product being offered. Except as provided below, Minnesota Life shall also deliver (or arrange for delivery of) a summary prospectus for each Fund of the Trust that a prospective Contract Owner identifies on his or her application as an intended investment option under a Variable Insurance Product or to which a Contract Owner currently allocates premium payments or transfers Variable Insurance Product value. In addition, Minnesota Life reserves the right to deliver the Fund's or Trust's statutory prospectus in place of the summary prospectus. Minnesota Life shall deliver (or arrange for delivery of) such summary or statutory prospectuses at the times required by applicable provisions of the 1933 Act and 1940 Act, the rules or regulations thereunder, and any applicable SEC guidance.

   2.4 Minnesota Life may bind together the summary prospectuses or statutory prospectuses for the Funds with summary prospectuses and statutory prospectuses for shares of other investment companies available as investment options under the Variable Insurance Products and the prospectus(es) describing the Variable Insurance Products provided that such binding is done in compliance with Rule 498(c)(2) and any applicable SEC guidance. Minnesota Life shall deliver all summary prospectuses and all statutory prospectuses in compliance with the "Greater Prominence" requirements of Rule 498(f)(2) and any applicable SEC guidance.

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   2.5 The Trust shall maintain on its web site those documents prepared by the
Trust that, pursuant to Rule 498(e)(1), must be publicly accessible, free of charge, at the web site address specified on the cover page or at the beginning of the summary prospectus. Minnesota Life shall be permitted, but not required to post a copy of the Trust's statutory prospectuses and/or summary prospectuses on Minnesota Life's web site.

   2.6 The Trust shall provide Minnesota Life with at least sixty (60) days advance written notice of its intent to cease using the summary prospectus delivery option so that Minnesota Life can arrange to deliver a statutory prospectus in place of a summary prospectus in compliance with Section 2.3 of this Agreement.

   2.7 The Trust (at its expense) shall provide Minnesota Life with copies of any Trust-sponsored proxy materials in such quantity as Minnesota Life shall reasonably require for distribution to contract owners. The Trust shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions). Minnesota Life shall bear the cost of distributing prospectuses and statements of additional information to contract owners. Minnesota Life assumes sole responsibility for ensuring that such materials are delivered to contract owners in accordance with applicable federal and state securities laws.

   2.8 If and to the extent required by law, Minnesota Life shall: (i) solicit voting instructions from contract owners; (ii) vote the Trust shares in accordance with the instructions received from contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Fund for which instructions have been received; so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Minnesota Life reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

   2.9 Except as provided in Section 2.10, Minnesota Life shall not use any designation comprised in whole or part of the names or marks "Securian Funds Trust" or "Advantus Capital Management, Inc." without prior written consent of the Trust or the Adviser, and upon termination of this Agreement for any reason, Minnesota Life shall cease all use of any such name or mark as soon as reasonably practicable.

   2.10 Minnesota Life and its agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser or an Adviser in connection with the sale of the Variable Insurance Products other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material prepared or approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

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   2.11 The Trust shall use its best efforts to provide Minnesota Life, on a timely basis, with such information about the Trust, the Funds and the Adviser and any Sub-Advisers, in such form as Minnesota Life may reasonably require, as Minnesota Life shall reasonably request in connection with the preparation of registration statements and prospectuses and annual and semi-annual reports pertaining to the Variable Insurance Products.

   2.12 The Trust shall not give any information or make any representations or statements on behalf of Minnesota Life or concerning Minnesota Life, the Accounts or the Variable Insurance Products other than information or representations contained in and accurately derived from the registration statement or prospectus for the Variable Insurance Products (as any such required registration statement and prospectus may be amended or supplemented from time to time), or in materials prepared or approved by Minnesota Life for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of Minnesota Life.

   2.13 So long as, and to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for contract owners, Minnesota Life will provide pass-through voting privileges to contract owners whose Contract values are invested, through the registered Accounts, in shares of one or more Funds (or any Class thereof) of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and Minnesota Life shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, Minnesota Life will vote shares of each Fund (or any Class thereof) of the Trust held by a registered Account for which no timely voting instructions from contract owners are received in the same proportion as those shares held by that registered Account for which voting instructions are received. Minnesota Life and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund shares held to fund the Variable Insurance Products without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

   2.14 The Trust and Adviser shall pay no fee or other compensation to Minnesota Life under this Agreement except as provided on Schedule C, if attached. Nevertheless, the Trust or the Adviser or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to Minnesota Life or its affiliates in amounts agreed to by the Adviser in writing and such payments may be made out of fees otherwise payable to the Adviser or its affiliates, profits of the Adviser or its affiliates, or other resources available to the Adviser or its affiliates.

                                 ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES

   3.1 Minnesota Life represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Minnesota and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A.

   3.2 Minnesota Life represents and warrants that it has registered or, prior to any issuance or sale of the Variable Insurance Contract(s), will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for the Variable Insurance Products, unless an exemption from registration is available.

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   3.3 Minnesota Life represents and warrants that the Variable Insurance
Products will be registered under the 1933 Act, unless an exemption from registration is available, prior to any issuance or sale of the Variable Insurance Products; the Variable Insurance Products will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Variable Insurance Products shall comply in all material respects with state insurance suitability requirements.

   3.4 Minnesota Life represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities are and shall be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Minnesota Life agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Adviser in the event that such coverage no longer applies.

   3.5 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder and with the diversification rules applicable to the Trust and its Funds under the Internal Revenue Code of 1986, as amended (hereinafter "Code").

   3.6 The Trust represents and warrants that the Fund shares (or any Class thereof) offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Adviser.

   3.7 The Trust and its Adviser each represents and warrants that the investment advisory or management fees paid to the Adviser are legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty.

   3.8 The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are not "interested persons" of the Trust under the 1940 Act ("disinterested Trustees"), will formulate and approve any plan under Rule 12b-1 to finance distribution expenses. To the extent that any Class of the Trust may finance its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.

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   3.9 The Trust represents and warrants that it, its Trustees, officers, employees and others dealing with the money or securities, or both, of a Fund shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

   3.10 The Adviser represents and warrants that it is duly organized and validly existing under the laws of the State of Minnesota and that it is currently registered and will, during the term of this Agreement, remain registered as an investment adviser under the Advisers Act.

                                  ARTICLE IV.
                              POTENTIAL CONFLICTS

   4.1 The parties acknowledge that a Fund's shares may be made available for investment to both variable annuity and variable life separate accounts and to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The
Trust shall promptly inform Minnesota Life of any determination by the Trustees that an irreconcilable material conflict exists and of the implications thereof.

   4.2 Minnesota Life agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. Minnesota Life will assist the Trustees in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by Minnesota Life to disregard contract owner voting instructions. All communications from Minnesota Life to the Trustees may be made in care of the Trust.

   4.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of contract owners, Minnesota Life shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict.

   4.4 If a material irreconcilable conflict arises because of a decision by Minnesota Life to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Minnesota Life may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with

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respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six
(6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by Minnesota Life for the purchase and redemption of shares of the Trust.

   4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Minnesota Life conflicts with a majority of other state regulators to which Minnesota Life is subject, then Minnesota Life will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform Minnesota Life in writing it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by Minnesota Life for the purchase and redemption of shares of the Trust.

   4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Variable Insurance Products. In the event that the disinterested Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then Minnesota Life will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform Minnesota Life in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

   4.7 Minnesota Life shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

   4.8 If and to the extent that Rule 6e-2 or Rule 6e-3T is amended, or similar rule is adopted, so as to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 or Rule 6e-3T, as amended, or any other rule, as adopted, to the extent such rules are applicable.

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                                  ARTICLE V.
                       DIVERSIFICATION AND QUALIFICATION

   5.1 Both the Trust and the Adviser each represent and warrant that the Trust will at all times sell the share of each Series and invest the assets of each Series in such a manner as to ensure that the Variable Insurance Products will be treated as life insurance or annuity contracts, as the case may be, under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, each of the Trust and the Adviser represent and warrant that the Trust and each Fund thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation (S)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Trust and the Adviser agree that shares of the Trust's Funds (or any Class thereof) will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Mixed and Shared Funding Exemptive Order. No shares of any Trust's Funds (or any Class thereof) will be sold to the general public.

   5.2 The Trust represents that it will not be subject to federal income taxation under current laws and regulations, consistent with the provisions of the Code.

   5.3 The Trust or the Adviser will notify the Insurer immediately upon having a reasonable basis for believing that the Trust or any Fund has ceased to comply with the aforesaid Section 817(h) diversification requirements or might not so comply in the future.

   5.4 Each of the Trust and the Adviser acknowledges that full compliance with the requirements referred to in Sections 5.1 and 5.2 hereof is absolutely essential because any failure to meet those requirements would result in the Variable Insurance Products not being treated as life insurance or annuity contracts, as the case may be, for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect Minnesota Life's corporate tax liability. Each of the Trust and the Adviser also acknowledges that it is solely within its power and control to meet those requirements. Accordingly, without in any way limiting the effect of
Section 8.2 hereof and without in any way limiting or restricting any other remedies available to Minnesota Life, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Trust or any Fund to comply with Sections 5.1 or
5.2 hereof, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating and organizing a new investment company as a funding medium for the Variable Insurance Products and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund; such costs to include, but are not limited to, fees and expenses of legal counsel and other advisers to Minnesota Life and any federal income taxes or tax penalties incurred by Minnesota Life or its contract owners in connection with any such failure or anticipated or reasonably foreseeable failure.

   5.5 Within 45 days of the close of each calendar quarter, the Trust shall provide Minnesota Life or its designee with a certification of compliance with the aforesaid Section 817(h) diversification and Code qualification requirements, in substantially the form attached hereto as Schedule D, provided, however, that providing such certification does not relieve the Trust or the Adviser of its responsibility for such compliance or of liability for any non-compliance.

                                  ARTICLE VI.
                                INDEMNIFICATION

   6.1 Indemnification by Minnesota Life

       (a) Minnesota Life agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Article VI) against any an all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Minnesota Life, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust Shares or the Variable Insurance Products and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Variable Insurance Products or in the Variable Insurance Products themselves or in sales literature generated by Minnesota Life on behalf of the Variable Insurance Products or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Minnesota Life by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Variable Insurance Products or Trust shares; or

          (ii) arise out of or result from written statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 6.2
       (a)(i)) or wrongful conduct of Minnesota Life or persons under its control, with respect to the sale or acquisition of the Variable Insurance Products or Trust shares; or

          (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 6.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Minnesota Life; or

          (iv) arise out of or result from any failure by Minnesota Life to provide the services or furnish the materials required under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by Minnesota Life in this Agreement or arise out of or result from any other material breach of this Agreement by Minnesota Life.

       (b) Minnesota Life shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement. Minnesota Life shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Minnesota Life in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Minnesota Life of any such claim shall not relieve Minnesota Life from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. Minnesota Life also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Minnesota Life to such party of Minnesota Life's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Minnesota Life will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       (c) The Indemnified Parties will promptly notify Minnesota Life of the commencement of any litigation or proceedings against them or their officers and directors in connection with the issuance or sale of the Trust shares or the Variable Insurance Products or the operation of the Trust.

   6.2 Indemnification by the Adviser

       (a) The Adviser agrees to indemnify and hold harmless Minnesota Life and each of its Directors, officers, employees and each person, if any, who controls Minnesota Life within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's Shares or the Variable Insurance Products and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of Minnesota Life for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or Trust shares; or

          (ii) arise out of or as a result of written statements or representations (other than statements or representations contained and accurately derived from the registration statement, prospectus or sales literature for the Variable Insurance Products) or wrongful conduct of the Trust, Adviser or persons under their control, with respect to the sale or distribution of the Variable Insurance Variable Insurance Products or Trust shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Minnesota Life by or on behalf of the Trust; or

          (iv) arise as a result of any failure by the Trust or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section 5.2 of this Agreement and the diversification requirements specified in Section 5.1 of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof.

       (b) The Adviser shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject to reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Minnesota Life or the Account, whichever is applicable.

       (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       (d) Minnesota Life agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

   6.3 Indemnification by the Trust

       (a) The Trust agrees to indemnify and hold harmless Minnesota Life, and each of its directors and officers and each person, if any, who controls Minnesota Life within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of
Section 5.3(b) and 5.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort to be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

       (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement to Minnesota Life or the Account, whichever is applicable.

       (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       (d) Minnesota Life and the Adviser agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of either the Account, or the sale or acquisition of shares of the Trust.

                                 ARTICLE VII.
                                  TERMINATION

   7.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Funds for any reason by sixty (60) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment, as that term is used in the 1940 Act.

   7.2 This Agreement may be terminated immediately by either the Trust or the Adviser following consultation with the Trustees upon written notice to Minnesota Life:

          (a) if either one or both of the Trust or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that Minnesota Life has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement; or

          (b) if Minnesota Life gives the Trust and the Adviser the written notice specified in Section 1.10 hereof and at the same time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 7.2(b) shall be effective forty-five (45) days after the notice specified in Section 1.10 was given.

   7.3 This Agreement may be terminated immediately by Minnesota Life upon written notice to the Trust and the Adviser, if Minnesota Life shall determine, in its sole judgment exercised in good faith, that either the Trust or the Adviser has suffered a material adverse change in its business, operations, financial conditions or prospects since the date of this Agreement or is the subject of material adverse publicity.

   7.4 If this Agreement is terminated for any reason, except under Article IV (Potential Conflicts) above, the Trust shall, at the option of Minnesota Life, continue to make available additional shares of any Fund and redeem shares of any Fund pursuant to all of the terms and conditions of this Agreement for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter "Existing Contracts"). Specifically without limitation the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust, and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 7.4 shall not apply to any terminations pursuant to Article IV, and that the provisions of Article IV shall govern.

   7.5 The provisions of Articles III (Representations and Warranties) and VI (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of contract owners in accordance with Section 7.4, except that the Trust and the Adviser shall have no further obligation to sell Trust shares with respect to Variable Insurance Products issued after termination.

   7.6 Minnesota Life shall not redeem Trust shares attributable to the Variable Insurance Products except (i) as necessary to implement contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) as permitted by an order of the Commission pursuant to Section 26(b) of the 1940 Act. Upon request, Minnesota Life will promptly furnish to the Trust and the Adviser the opinion of counsel for Minnesota Life (which counsel shall be reasonably satisfactory to the Trust and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, Minnesota Life shall not prevent contract owners from allocating payments to a Fund that was otherwise available under the Variable Insurance Products without first giving the Trust or the Adviser ninety
(90) days notice of its intention to do so.

                                 ARTICLE VIII.
                                    NOTICES

   Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Trust or the Adviser:

          Advantus Capital Management, Inc.
          400 Robert Street North
          St. Paul, Minnesota 55101-2098
          Attention: President

       If to Minnesota Life:

          Minnesota Life Insurance Company
          400 Robert Street North
          St. Paul, Minnesota 55101-2098
          Attention: President

                                  ARTICLE IX.
          COMPLIANCE WITH ANTI-MONEY LAUNDERING LAWS AND REGULATIONS

   9.1 Minnesota Life agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA") as amended by the USA Patriot Act of 2011 (the "Patriot Act"), its implementing regulations and related Securities and Exchange Commission and self-regulatory organization rules and regulations. As required by the Patriot Act, Minnesota Life agrees to implement a comprehensive anti-money laundering compliance program that includes: internal policies; procedures and controls for complying with the Patriot Act; a designated compliance officer or officers; an ongoing training program for appropriate employees; and an independent audit function.

   Minnesota Life also agrees to be in compliance with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets control ("OFAC") and has an OFAC compliance program that satisfies all applicable laws and regulations.

   Minnesota Life will promptly notify the Trust whenever suspicious activity or OFAC matches are detected with respect to the Trust. Further, Minnesota Life agrees to promptly notify the Trust in writing of any material changes in its policies.

   9.2 Minnesota Life agrees as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Trust, the Trust's underwriter or their duly appointed agents, with all necessary reports and information for them to fulfill their obligations, if any, under the Patriot Act for the purposes of the Trust, the Trust's underwriter, or other third parties complying with any and all anti-money laundering requirements, including, without limitation, the enhanced due diligence obligations, imposed by the Patriot Act, the filing of Form 8300s and/or of Suspicious Activity Reports obligations required by the Patriot Act, and/or the sharing of information requirements imposed by the Patriot Act.

   9.3 In the event satisfactory reports and information are not received within a reasonable time period from the date of the request, the Trust or the Trust's underwriter reserve the right to reject any transaction.

   9.4 Further, Minnesota Life represents that it has not received notice of, and to its knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that Minnesota Life is not or has not been in compliance with the Patriot Act, and the rules and regulations promulgated thereunder. Minnesota Life agrees to notify the Trust and the Trust's underwriter promptly if the representation in the previous sentence is no longer true or if Minnesota Life has a reasonable basis for believing that such representation may no longer be true.

                                  ARTICLE X.
                                 MISCELLANEOUS

   10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to Minnesota Life.

   10.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

   10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the Financial Industry Regulatory Authority and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

   10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   10.8 The parties of this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided in Section 1.10.

   10.9 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                          Minnesota Life:
                                          Minnesota Life Insurance Company
                                          By its authorized officer

                                          By:     /s/ Robert L Senkler
                                                  ------------------------------
                                          Name:   Robert L. Senkler
                                          Title:  Chief Executive Officer

                                          The Trust:
                                          Securian Funds Trust
                                          By its authorized officer

                                          By:     /s/ David M. Kuplic
                                                  ------------------------------
                                          Name:   David M. Kuplic
                                          Title:  President

                                          The Adviser:
                                          Advantus Capital Management, Inc.
                                          By its authorized officer

                                          By:     /s/ Christopher R. Sebald
                                                  ------------------------------
                                          Name:   Christopher R. Sebald
                                          Title:  President

                                  SCHEDULE A

             SEPARATE ACCOUNTS OF MINNESOTA LIFE INSURANCE COMPANY

1.  Variable Annuity Account

2.  Variable Fund D

3.  Minnesota Life Variable Life Account

5.  Minnesota Life Variable Universal Account

6.  Minnesota Mutual Group Variable Universal Life Account

7.  Variable Universal Life Account II

8.  Variable Universal Life Account III

9.  Variable Universal Life Account IV

10. Variable Universal Life Account V

11. Variable Universal Life Account VI

12. Minnesota Life Individual Variable Universal Life Account

                                  SCHEDULE B

                   FUNDS OF THE TRUST AND CLASSES AVAILABLE

                                                           INVESTMENT                        INVESTMENT
FUND                                    CLASS                ADVISER                        SUB-ADVISER
----                                   -------- ---------------------------------- -------------------------------
SFT Advantus Bond Fund                 1 and 2  Advantus Capital Management, Inc.
SFT Advantus Money Market Fund                  Advantus Capital Management, Inc.
SFT Advantus Mortgage Securities Fund  1 and 2  Advantus Capital Management, Inc.
SFT Advantus Index 500 Fund            1 and 2  Advantus Capital Management, Inc.
SFT Advantus International Bond Fund   1 and 2  Advantus Capital Management, Inc.  Franklin Advisers, Inc.
SFT Advantus Index 400 Mid-Cap Fund    1 and 2  Advantus Capital Management, Inc.
SFT Advantus Real Estate Securities    1 and 2  Advantus Capital Management, Inc.
  Fund
SFT Advantus Managed Volatility Fund            Advantus Capital Management, Inc.
SFT Ivy Growth Fund                             Advantus Capital Management, Inc.  Waddell & Reed Investment
                                                                                     Management Company
SFT Ivy Small Cap Growth Fund                   Advantus Capital Management, Inc.  Waddell & Reed Investment
                                                                                     Management Company
SFT Pyramis Core Equity Fund           1 and 2  Advantus Capital Management, Inc.  Pyramis Global Advisors, LLC
SFT T. Rowe Price Value Fund                    Advantus Capital Management, Inc.  T. Rowe Price Associates, Inc.

                                  SCHEDULE C

                          FEES OR OTHER COMPENSATION

Pursuant to the Trust's Rule 12b-1 Plan of Distribution, Minnesota Life shall receive 12b-1 fees in connection with this Agreement in such amounts and subject to such terms as are set forth in the separate Fund Shareholder Services Agreement between Minnesota Life and the Trust's distributor, Securian Financial Services, Inc.

                                  SCHEDULE D

                           CERTIFICATE OF COMPLIANCE

Name of Investment Company: Securian Funds Trust

Name of each Fund:

To: Minnesota Life Insurance Company
    400 Robert Street North
    Saint Paul, Minnesota 55101-2098
    Attn:  Mr. Daniel J. Wirig
           Life Fund Accounting
           Station Number: A6-1735

   We have reviewed compliance of each Fund named above with respect to certain investment diversification requirements for the Fund for the quarter ending,
      ,       . The review was limited to verifying whether the Fund complied with the quarterly diversification requirements described in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section 817(h) Diversification Requirements").

   As of       ,       , the Fund was in compliance with the Section 817(h)
Diversification Requirements.

                                          Dated:
                                                  ------------------------------

                                          By:
                                                  ------------------------------

                                          Title:
                                                  ------------------------------

                                      D-1